UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(Address of Principal Executive Offices) (Zip Code)

(432) 276-3966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2025, AST SpaceMobile, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to allow stockholders to act by written consent for the purpose of removing directors (the “Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation”). The Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on June 6, 2025. The foregoing description of the amendments is qualified in all respects by reference to the text of the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 6, 2025, the Company held its Annual Meeting, at which the Company’s stockholders voted on proposals to (i) elect each of the directors nominated by the Board, each for a term expiring at the Company’s 2026 Annual Meeting of Stockholders, (ii) ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, (iii) approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to take action by written consent for the purpose of removing directors, (iv) approve a non-binding advisory vote on the compensation paid to the Company’s named executive officers, and (v) approve a non-binding advisory vote on whether future advisory votes to approve the compensation paid to the Company’s named executive officers should occur every one, two or three years.

The Company has three classes of common stock and holders of each class of common stock as of April 17, 2025 (the “Record Date”) were entitled to vote at the Annual Meeting. Holders of the Company’s Class A Common Stock and Class B Common Stock were entitled to one vote per share on each of the forgoing proposals and holders of the Company’s Class C Common Stock were entitled to 10 votes per share on each of the forgoing proposals. There were 179,067,964 shares of the Company’s Class A, Class B and Class C Common Stock represented either in person or by proxy at the Annual Meeting, which represented 85.6% of the total voting power of the Company, thereby constituting a quorum.

A summary of the voting results, as certified by the Inspector of Election for the Annual Meeting, is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Abel Avellan	822,148,831	7,047,539	53,339,296
Adriana Cisneros	821,356,997	7,839,373	53,339,296
Luke Ibbetson	820,390,792	8,805,578	53,339,296
Andrew Johnson	819,568,210	9,628,160	53,339,296
Edward Knapp	820,732,373	8,463,997	53,339,296
Keith Larson	820,749,694	8,446,676	53,339,296
Hiroshi Mikitani	819,832,779	9,363,591	53,339,296
Ronald Rubin	827,632,382	1,563,988	53,339,296
Richard Sarnoff	817,064,454	12,131,916	53,339,296
Julio A. Torres	821,443,272	7,753,098	53,339,296
Johan Wibergh	828,372,377	823,993	53,339,296

Each of the 11 director nominees was elected to serve until the 2026 Annual Meeting of Stockholders.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
881,590,105	402,996	542,565	-

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal 3: Approval of an Amendment to the Company’s Second Amended and Restated Certificate of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
812,569,719	16,477,459	149,192	53,339,296

The Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to take action by written consent for the purpose of removing directors.

Proposal 4: Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
821,570,402	6,904,076	721,892	53,339,296

The Company’s stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers.

Proposal 5: Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
827,717,504	181,368	981,085	316,413	53,339,296

The Company’s stockholders approved, in a non-binding advisory vote, an annual advisory stockholder vote to approve the compensation paid to the Company’s named executive officers. In light of this vote, the Company intends to include an advisory stockholder vote to approve the compensation paid to its named executive officers every year until the next required vote on the frequency of advisory stockholder votes on the compensation paid to the Company’s named executive officers, which the Company is required to hold every six years.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of AST SpaceMobile, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date: June 9, 2025	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer